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                                                                   Exhibit 10.22
                         DIRECT FEED DELIVERY AGREEMENT


THIS AGREEMENT, dated as of July 1, 1993 between REUTERS LIMITED, a corporation organized under U.K. law, with offices at 85 Fleet Street, London, EC 4AJ ("Reuters") and MCCARTHY, CRISANTI & MAFFEI, INC., a New York Corporation with offices at 71 Broadway, New York, New York, 10006 ("Source").

WHEREAS, Source publishes the services listed and described in Exhibit A to this Agreement (the "Source Services"); and

WHEREAS, Reuters and Source have entered into an Optional Service Delivery Agreement dated as of the date hereof; and

WHEREAS, Source desires to make all of the Source Services available to select subscribers to the Source Services ("Source Subscribers") via direct feed line; and

WHEREAS, Reuters is willing to provide Source Subscribers with a direct feed line to deliver the Source Services directly to certain Source Subscribers.

NOW THEREFORE, the parties in consideration of the premises and mutual covenants contained herein agree as follows:

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1.       Provision of Direct Feed Line.

         (i) Non-Reuters Customers. Upon prior written notice to Reuters, Reuters agrees to provide to Source Subscribers, who are not then-current customers of Reuters, a direct feed line for the direct delivery of Source Services to Source Subscribers. Reuters shall enter into a separate agreement with Source Subscriber for the provision of the direct feed line. A copy of Reuters Principal Service Agreement is attached as Exhibit
                  B. Reuters agrees that a Source Subscriber obtaining a direct feed line pursuant to this subsection, shall incur Reuters' customary installation and monthly communication charges.

         (ii) Reuters Subscribers. Reuters agrees to consider requests made by Source, on a case by case basis, to provide to Source Subscribers who are then-current customers of Reuters, a direct feed line for the purpose of providing access to Source in order to enable direct delivery of Source Services to Source Subscribers.

2. Installation. Reuters agrees that within thirty (30) days of receipt by it of notice from Source, that it will initiate the order process for the installation by third parties of a direct feed line to those Source Subscribers as set forth in Section 1 hereof. Reuters further agrees to provide to Source information relating to the systems configuration of each Source Subscriber for whom Reuters provides a direct feed line pursuant to this Agreement. The direct feed line will be capable of carrying all of the Source Services including any New Source Services. Reuters acknowledges and agrees that the direct feed lines provided to source Subscribers meet the technical


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requirements as set forth in Reuters' published documentation for installation and maintenance of its direct feed lines as well as convey the Source Services in a manner and with a functionality at a level as is generally made available to its own customers. Reuters shall maintain, support and repair the direct feed lines provided pursuant to this Agreement in a timely and competent manner and at a level that meets Reuters' support, maintenance and repair services to its customers generally.

3. Billing. Reuters shall bill Source Subscriber directly for customary installation and communication line charges including, but not limited to, all applicable taxes for the direct feed line. Source acknowledges that in the event that a direct feed line is provided to a then-existing Reuters customer or, in the further event that a direct feed line is provided to a non-Reuters customer who subsequently subscribes to additional Reuters services, that the Reuters communication charges may change. Reuters shall be responsible for payment of all taxes. In addition, Source shall bill Source Subscribers for fees relating to the Source Services in the United States, and Reuters shall bill Source Subscribers outside the United States, in accordance with Reuters' usual billing practices.

4.       Indemnification.

         (a) By Source. In the event any claim is brought by third party against Reuters that relates to, arises out of or is based upon the Source Services or the failure of Source to comply with any law, rule or regulation, Reuters shall promptly notify Source, and Source shall defend such claim at Source's expense and under


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Source's control. Source shall indemnify and hold harmless Reuters against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim whether or not such claim is successful. Reuters shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Source shall not be required to pay any settlement amount that it has not approved in advance.

         (b) By Reuters. In the event any claim is brought by any third party against Source that relates to, arises out of or is based upon any error, delay, interruption or other event caused by Reuters or its Authorized Distributors in installing, supporting, maintaining or repairing the direct line feed or in transmitting the Source Services, Source shall promptly notify Reuters, and Reuters shall defend such claim at Reuters' expense and under Reuters' control. Reuters shall indemnify and hold harmless Source against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim, whether or not such claim is successful. Source shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Reuters shall not be required to pay any settlement amount that it has not approved in advance.

5.       Term; Termination.

         (a) Term. The initial term of this Agreement shall commence ninety-one
(91) days subsequent to notice given by Source to Telerate Systems Incorporated


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("Telerate") pursuant to that certain agreement dated as of January 1, 1992, between Source and Telerate (the "Telerate Agreement") (the "Commencement Date") and shall terminate at the end of the third year (the "Initial Term"). Notwithstanding the foregoing, Source may terminate this Agreement prior to its Commencement Date in the event Source, in its sole discretion, retracts its notice to Telerate under the Telerate Agreement. The term of this Agreement shall automatically be extended for one or more periods of three years (a "Renewal Term"), unless either party sends to the other written notice of its election not to renew at least ninety (90) days prior to the end of the Initial Term, or any Renewal Term, as the case may be.

         (b) Default. If either party shall default in the performance of or compliance with any provision contained in this Agreement including, but not limited to, any breach of a representation or warranty, and such default shall not have been cured within thirty (30) days after written notice thereof shall have been given to the appropriate party, the party giving such notice may then give further written notice to such other party terminating this Agreement, in which event this Agreement and any other rights granted hereunder shall terminate on the date specified in such further notice.

         (c) Insolvency. In the event the either party hereto shall be adjudged insolvent or bankrupt, or upon the institution of any proceedings by it seeking relief, reorganization or arrangement under any laws relating to insolvency, or if an involuntary petition in bankruptcy is filed against such party and said petition is not


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discharged within sixty (60) days after such filing, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its assets, or upon the liquidation, dissolution or winding up of its business (an "Event of Bankruptcy"), then the party involved in any such Event of Bankruptcy shall immediately given notice thereof to the other party, and the other party at its option may terminate this Agreement upon written notice.

         (d) Effect of Termination. In the event of a termination of this Agreement for any reason, Reuters shall continue to support, maintain and repair direct feed lines installed for Source Subscribers before the effective date of any such termination provided that such Source Subscriber continues to pay to Reuters the agreed upon communications line change.

6. Incorporation By Reference. The parties hereto agree that the following sections of the Optional Service Delivery Agreement, a copy of which is attached hereto and made part hereof as Exhibit C are incorporated by reference: 4(b) (second sentence only), 5, 9, 10, 13(a), (b), (d) (the reference in Section 13(d) to Section 8 is hereby changed to Section 4), (e), (f), (g), (h), (i), (j) and (k).

7. Survival. All covenants, obligations, representations, warranties, indemnities and agreements contained in this Agreement shall survive the execution and delivery of the Agreement and of any and all documents or instruments delivered in connection herewith. Neither Source nor Reuters has made any representation or


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warranty to the other in connection with the transaction contemplated herein except as contained in this Agreement and any other instrument, agreement or writing provided for or contemplated by this Agreement.

         8. Definitions. Terms not otherwise defined herein shall have the meanings ascribed to them in the Optional Service Delivery Agreement.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the 1st day of July, 1993, to be effective as set forth in
Section 5 hereof.

MCCARTHY, CRISANTI & MAFFEI, INC.      REUTERS LIMITED

By: /s/ Lindley B. Richert             By: /s/ Stephen C. Meadows
    -----------------------------          -------------------------------------
    Name:  LINDLEY B. RICHERT              Name: STEPHEN C. MEADOWS
    Title:  PRESIDENT                      Title: Internationl Marketing Manager
                                                  Specialist Data Services


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                                    EXHIBIT A
                                 Source Services
                                 ---------------
Name                                               Description
----                                               -----------
CorporateWatch(R)                           Principally provides rapid and
                                            comprehensive information on
                                            corporate securities, private
                                            placements, equities and mortgage
                                            and derivative product new issues.

CurrencyWatch(R)                            A foreign exchange market
                                            forecasting and analysis system
                                            combining live 24 hour fundamental
                                            and technical analysis presented as
                                            both commentary and live technical
                                            trading pages, together with
                                            comprehensive live EMS analysis.

MoneyWatch(R)                               Provides 24 hour fundamental and
                                            technical analysis of US Treasury,
                                            Agency and money market securities.
                                            The service combines live commentary
                                            and technical trading analysis with
                                            detailed forecasts and analysis of
                                            the US economy.

YieldWatch(R)                               Addresses European and Asia Pacific
                                            government bonds/financial futures
                                            markets including the U.S. T-bond.
                                            Information is presented as live
                                            commentary, technical trading
                                            blotters and spread analysis,
                                            together with regional market
                                            briefings.

(R)        Donotes a registered trademark of McCarthy, Crisanti & Maffei, Inc.